UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): (February 29, 2012)

EASTMAN CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-12626	62-1539359
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive Kingsport, TN		37662
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (423) 229-2000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Term Loan Agreement

On February 29, 2012, Eastman Chemical Company (“Eastman”) entered into a Five-Year Senior Term Loan Credit Agreement (the “Term Loan Agreement”) with the initial lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc. (“Citi”) and Barclays Capital (“Barclays”), as joint lead arrangers, and Barclays, as syndication agent. The Term Loan Agreement was entered into pursuant to the terms of Eastman’s previously disclosed agreement with Citi and an affiliate of Barclays which contained commitments thereby for a senior unsecured bridge term loan facility and the principal terms of a senior unsecured term loan facility (the “Commitment”). Upon entry into the Term Loan Agreement, the parties’ commitments relating to a term loan facility under the Commitment were replaced and terminated.

The Term Loan Agreement provides for a $1.2 billion term loan facility, the proceeds of which are expected to be used by Eastman to finance, in part, the cash portion of the consideration to be paid by Eastman in the previously announced merger of a wholly-owned subsidiary of Eastman with and into Solutia Inc. (“Solutia”) pursuant to which Solutia will become a wholly-owned subsidiary of Eastman (the “Merger”), and to pay a portion of the related fees and expenses, which may include the repayment of certain outstanding borrowings of Solutia.

Funding under the Term Loan Agreement is subject to customary conditions for financings of this type. In addition, funding is also subject to the closing of the Merger.

Borrowings under the Term Loan Agreement will be unsecured, and will bear interest at a variable base rate or a variable Eurodollar rate based on the London Interbank Offered Rate (“LIBOR”), at Eastman’s election. Interest on base rate loans will be equal to the highest of: (a) the Federal Funds Rate plus 0.5%; (b) the agent’s daily “prime rate”; and (c) 1.0% per annum plus the Eurodollar rate (described below) plus, in each case, an applicable margin that may range from 12.5 basis points to 125 basis points, depending on Eastman’s unsecured credit rating. Interest on Eurodollar rate loans will be determined by reference to LIBOR plus an applicable margin that may range from 112.5 basis points to 225 basis points, depending on Eastman’s unsecured credit rating.

Borrowings under the Term Loan Agreement will amortize in quarterly installments from the date of borrowing as follows: (1) 10% annually in the first year after the date of borrowing; (2) 15% annually in the second year after the date of borrowing; (3) 20% annually in the third year after the date of borrowing; (4) 25% annually in the fourth year after the date of borrowing; and (5) 30% annually in the fifth year after the date of borrowing. Borrowings outstanding under the Term Loan Agreement will be due and payable five years from the date of closing of the Merger.

The Term Loan Agreement contains customary events of default, representations, warranties and covenants, including a financial covenant that requires Eastman to comply with a leverage ratio specified therein. Also in connection therewith, Eastman has agreed to pay the lenders thereunder customary fees, including a commitment fee based upon the undrawn portion of commitments under the Term Loan Agreement.

The foregoing description of the material terms of the Term Loan Agreement is qualified in its entirety by the Term Loan Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Bridge Loan Agreement

Also, on February 29, 2012, Eastman entered into a Senior Bridge Term Loan Credit Agreement (the “Bridge Loan Agreement”) with the initial lenders named therein, Citibank N.A., as administrative agent, Citi and Barclays, as joint lead arrangers, Barclays, as syndication agent, and Bank of America, N.A., JPMorgan Chase Bank, N.A., RBS Securities Inc. and Wells Fargo Bank, National Association, as co-arrangers. The Bridge Loan Agreement was also entered into pursuant to the terms of the Commitment. Upon entry into the Bridge Loan Agreement, the parties’ commitments relating to a bridge loan facility under the Commitment were terminated.

The Bridge Loan Agreement provides for a $2.3 billion bridge loan facility, any proceeds of which are expected to be used by Eastman to finance, in part, the cash portion of the consideration to be paid by Eastman in the Merger, and to pay a portion of the related fees and expenses, which may include the repayment of certain outstanding borrowings of Solutia. The commitments of the lenders under the Bridge Loan Agreement are to be reduced on a dollar-for-dollar basis by any proceeds Eastman receives from any offering of its debt securities that it may undertake.

Borrowing under the Bridge Loan Agreement is subject to customary conditions for financings of this type. In addition, funding is also subject to the closing of the Merger. Any borrowings outstanding under the Bridge Loan Agreement would be due and payable on the date that is 364 days from the date of closing of the Merger.

Any borrowings by Eastman under the Bridge Loan Agreement will be unsecured, and will bear interest at a variable base rate or a variable Eurodollar rate based on LIBOR, at Eastman’s election. Interest on base rate loans will be equal to the highest of: (a) the Federal Funds Rate plus 0.5%; (b) the agent’s daily “prime rate”; and (c) 1.0% per annum plus the Eurodollar rate (described below) plus, in each case, an applicable margin described in the Bridge Loan Agreement that may range from 25 basis points to 275 basis points, depending on Eastman’s unsecured credit rating and the number of days from the closing date of the Merger. Interest on Eurodollar rate loans will be determined by reference to LIBOR plus an applicable margin described in the Bridge Loan Agreement that may range from 125 basis points to 375 basis points, depending on Eastman’s unsecured credit rating and the number of days from the closing date of the Merger.

In connection with entering into the Bridge Loan Agreement, Eastman has agreed to pay the lenders thereunder customary fees, including: (1) a commitment fee based upon the undrawn portion of commitments under the Bridge Loan Agreement; (2) a duration fee equal to a specified percentage of the aggregate principal amount of the outstanding borrowings under the Bridge Loan Agreement, if any, and (3) a funding fee based upon the aggregate amount of the outstanding borrowings under the Bridge Loan Agreement, if any.

The Bridge Loan Agreement contains customary events of default, representations, warranties and covenants, including a financial covenant that requires Eastman to comply with a leverage ratio specified in the Bridge Loan Agreement.

The foregoing description of the material terms of the Bridge Loan Agreement is qualified in its entirety by the Bridge Loan Agreement, which is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.

Some of the potential lenders under each of the Term Loan Agreement and the Bridge Loan Agreement (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to Eastman and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from Eastman and its subsidiaries and affiliates for such services.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information contained under Item 1.01 above is incorporated herein by reference.

Additional Information and Where To Find It

Eastman will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement of Solutia and a prospectus of Eastman relating to the Merger. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Eastman, Solutia, and the Merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and proxy statement/prospectus (when they become available) may be obtained free of charge by accessing Eastman’s website at www.eastman.com by clicking on the “Investors” link and then clicking on the “SEC Information” link or by writing Eastman at P.O. Box 431, Kingsport, Tennessee 37662, Attention: Investor Relations. Security holders may also read and copy any reports, statements and other information filed by Eastman with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Eastman, Solutia, and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information regarding Eastman’s directors and executive officers is available in Eastman’s preliminary proxy statement filed with the SEC on March 2, 2012 in connection with its 2012 annual meeting of stockholders, and information regarding Solutia’s directors and executive officers is available in Solutia’s proxy statement filed with the SEC on March 4, 2011 in connection with its 2011 annual meeting of stockholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

10.1	Five-Year Senior Term Loan Credit Agreement, dated as of February 29, 2012, by and among Eastman Chemical Company, the initial lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc. and Barclays Capital, as joint lead arrangers, and Barclays Capital, as syndication agent*

10.2	Senior Bridge Term Loan Credit Agreement, dated as of February 29, 2012, by and among Eastman Chemical Company, the initial lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc. and Barclays Capital, as joint lead arrangers, Barclays Capital, as syndication agent, and Bank of America, N.A., JPMorgan Chase Bank, N.A., RBS Securities Inc. and Wells Fargo Bank, National Association, as co-arrangers*

*	Schedules and exhibits have been omitted from these exhibits pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY

Date: March 6, 2012	By:	/s/ Scott V. King
	Name:	Scott V. King
	Title:	Vice President, Controller and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	Five-Year Senior Term Loan Credit Agreement, dated as of February 29, 2012, by and among Eastman Chemical Company, the initial lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc. and Barclays Capital, as joint lead arrangers, and Barclays Capital, as syndication agent*

10.2	Senior Bridge Term Loan Credit Agreement, dated as of February 29, 2012, by and among Eastman Chemical Company, the initial lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc. and Barclays Capital, as joint lead arrangers, Barclays Capital, as syndication agent, and Bank of America, N.A., JPMorgan Chase Bank, N.A., RBS Securities Inc. and Wells Fargo Bank, National Association, as co-arrangers*

*	Schedules and exhibits have been omitted from these exhibits pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.